Exhibit 10.1

Form of Stock Option Agreement

TUMI HOLDINGS, INC. 2012 LONG-TERM INCENTIVE PLAN
FORM OF STOCK OPTION NOTICE OF GRANT & STOCK OPTION AGREEMENT
Tumi Holdings, Inc. (the "Company"), pursuant to its 2012 Long-Term Incentive Plan (the "Plan"), hereby grants to the individual listed below (the "Optionee"), an option to purchase the number of shares of the common stock of the Company ("Shares"), set forth below (the "Option"). This Option is subject to all of the terms and conditions set forth herein and in the Agreement attached hereto as Exhibit A (the "Agreement") and the Plan, which are incorporated herein by reference.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant ("Notice") and the Agreement.
Optionee:    [•]

Grant Date:    [•]

Exercise Price per Share:    $[FMV on Grant Date]

Total Number of Shares Subject to the Option:    [•] Shares

Expiration Date:    10th Anniversary of the Grant Date

Type of Option:    Non-Qualified Stock Option

Vesting Schedule:    The Option shall vest and become exercisable in five (5) equal installments on each of the first five (5) anniversaries of the Grant Date, subject to continued service.
Termination:    The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.
By his or her signature, the Optionee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. The Optionee has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.
TUMI HOLDINGS, INC.                 OPTIONEE
By: ________________________________            By: _______________________________
Print Name: _________________________            Print Name: _________________________
Title: _______________________________

Exhibit A
STOCK OPTION AGREEMENT
Pursuant to the Stock Option Notice of Grant (the "Notice") to which this Stock Option Agreement (this "Agreement") is attached, Tumi Holdings, Inc. (the "Company"), has granted to the Optionee an option (the "Option") under the Company's 2012 Long-Term Incentive Plan, as amended from time to time (the "Plan") to purchase the number of shares of common stock of the Company ("Shares") indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.
ARTICLE I
GENERAL
1.1    Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
GRANT OF OPTION
2.1     Grant of Option. In consideration of the Optionee's service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the "Grant Date"), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2     Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

2.3    Consideration to the Company. In consideration of the grant of the Option by the Company, the Optionee agrees to render services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause.
ARTICLE III
PERIOD OF EXERCISABILITY
3.1    Commencement of Exercisability.
(a)    Except as otherwise provided herein, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Notice.

(b)    No portion of the Option which has not become vested and exercisable as of the date of the Optionee's termination of service on the Board shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee. Notwithstanding the foregoing, in no event shall the Option remain exercisable after the Expiration Date set forth in the Notice.

3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3    Expiration of Option. Except as provided by the Administrator, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The Expiration Date set forth in the Notice;

(b)    The date that is twelve (12) months from the date of the Optionee's termination of service by the Company without Cause;

(c)    The date that is twelve (12) months from the date of the Optionee's voluntary termination of service by the Optionee for any reason (other than due to death, Disability or Retirement), subject to Section 6.4(c);

(d)    The date that is twelve (12) months from the date of the Optionee's termination of service by reason of the Optionee's death or Disability;

(e)    The third (3rd) anniversary of the date of the Optionee's termination of service on account of Retirement; or

(f)    The start of business on the date of the Optionee's termination of service by the Company
ARTICLE IV
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. Except as provided in Section 6.2 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then-applicable laws of descent and distribution.

4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares.

4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to [the Secretary of the Company] (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b)    Full payment of the exercise price and, if applicable, withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c)    Any other written representations or documents as may be required in the Administrator's sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof:
(a)    Cash;

(b)    Check;

(c)    With the consent of the Administrator, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;

(d)    With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or

(e)    With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.

4.5    Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 11.3 of the Plan.

4.6    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of the Plan.
ARTICLE V
CHANGE IN CONTROL
5.1    Change in Control. In the event of a Change in Control:

(a)    With respect to each outstanding Option that is assumed or substituted in connection with a Change in Control, in the event that a Participant's employment or service is terminated by the Company or any Affiliate thereof during the twenty-four (24) month period following such Change of Control, (i) such Option shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Option granted shall lapse, and (iii) and any performance conditions imposed with respect to such Option shall be deemed to be achieved at target performance levels.

(b)    With respect to each outstanding Option that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control, (i) such Option shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Option granted shall lapse, and (iii) and any performance conditions imposed with respect to such Option shall be deemed to be achieved at target performance levels.

(c)    For purposes of this Section 5.1, an Option shall be considered assumed or substituted for if, following the Change in Control, the Option is of comparable value and remains subject to the same terms and conditions that were applicable to the Option immediately prior to the Change in Control except that, if the

Option related to shares of Common Stock, the Option instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(d)    Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Option shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Common Stock in the Change in Control over the exercise or purchase price (if any) per share of Company Stock subject to the Option multiplied by (ii) the number of shares of Common Stock granted under the Option.

ARTICLE VI
OTHER PROVISIONS
6.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

6.2    Transferability of Option. Except as otherwise set forth in the Plan:

(a)    The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b)    The Option shall not be liable for the debts, contracts or engagements of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 6.2(a) hereof; and

(c)    During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof); after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then-applicable laws of descent and distribution.

6.3    Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.

6.4    Termination of Service. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to termination of service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination. Notwithstanding any other provisions of this Agreement to the contrary:

(a)If the Optionee's service is terminated on account of Retirement, (i) any unvested portion of the Option held by the Optionee as of the date of the Optionee's termination of service shall become fully vested and exercisable on such date, and (ii) the Option shall remain exercisable through the third (3rd) anniversary of the date of such termination of service;

(b)If the Optionee's service is terminated by the Company without Cause, (i) any unvested portion of the Option held by the Optionee as of the date of the Optionee's termination of service shall be forfeited by the Optionee on such date, and (ii) any vested portion of the Option shall remain exercisable until the date set forth in Section 3.3(b) hereof (or, if earlier, until the Expiration Date);

(c)If the Optionee's service is terminated by the Optionee for any reason (other than due to death, Disability or Retirement), (i) any unvested portion of the Option held by the Optionee as of the date of the Optionee's termination of service shall be forfeited by the Optionee on such date, and (ii) any vested portion of the Option shall remain exercisable until the date set forth in Section 3.3(c) hereof (or, if earlier, until the Expiration Date); provided, however, that the Administrator shall have the discretion to provide for a shorter post-termination exercise period;

(d)If the Optionee's service is terminated on account of the Optionee's death or Disability, (i) any unvested portion of the Option held by the Optionee as of the date of the Optionee's termination of service shall become fully vested and exercisable on such date, and (ii) the Option shall remain exercisable until the date set forth in Section 3.3(d) hereof (or, if earlier, until the Expiration Date); and

(e)If the Optionee's service is terminated by the Company for Cause, the Option, whether vested or unvested, shall be forfeited by the Optionee on the date of the Optionee's termination of service.

6.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the [Secretary of the Company] at the at the Company's principal office, and any notice to be given to the Optionee shall be addressed to the Optionee's last address reflected on the Company's records. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 6.4.

6.6    Optionee's Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

6.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.9    Conformity to Securities Laws. The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.10    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

6.11    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 5, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

6.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.13    Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

6.14    Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Notice, the Plan, this Agreement and the Grant shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.
ARTICLE VII
DEFINITIONS
Wherever the following terms are used in the Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

7.1    "Cause" shall mean, with respect to the Optionee, (a) the Optionee's engaging in any material act of dishonesty, fraud, embezzlement or misrepresentation that was or is likely to be materially injurious to the Company; (b) the Optionee's knowing violation of any federal or state law or regulation applicable to the Company's business that was or is likely to be materially injurious to the Company; (c) the Optionee's breach of any confidentiality agreement or invention assignment agreement or any other material agreement between the Optionee and the Company; (d) the Optionee's conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude; or (e) gross negligence or willful misconduct that does or reasonably could be expected to cause material harm to the Company.

7.2    A "Change in Control" shall be deemed to have occurred on the date upon which:

(a)    Any Person other than the Initial Investor becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company's then outstanding voting securities (measured on the basis of voting power);

(b)    There is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person other than the Initial Investor acquires more than 50% of the combined voting power of the Company's then outstanding securities;

(c)    individuals who, as of the Effective Date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 7.2, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

7.3    "Code" shall mean the Internal Revenue Code of 1986, as amended.

7.4    "Disability" shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.

7.5    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
7.6    "Incumbent Board" shall have the meaning provided in Section 7.2(c) hereof.

7.7    "Initial Investor" means any limited partnership or other collective investment vehicle arranged by Doughty Hanson & Co Limited, any wholly-owned direct or indirect subsidiaries of Doughty Hanson & Co Limited and any nominee of, or nominee for any co-investment scheme for employees of subsidiaries of, Doughty Hanson & Co Limited, in each case, other than any portfolio operating company of any of the foregoing.

7.8    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares.

7.9    "Retirement" shall mean a termination of service by the Optionee after the Optionee's attainment of age fifty-five (55) with at least ten (10) years of continuous service.